Exhibit 10.1

LIMITED WAIVER AND AMENDMENT NO. 7
TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This Limited Waiver and Amendment No. 7 to Amended and Restated Note Purchase Agreement (this “Amendment”), is dated as of May 14, 2014, is made by and among (i) AEMETIS ADVANCED FUELS KEYES, INC. (f/k/a AE Advanced Fuels Keyes, Inc.), a Delaware corporation (“AEAFK”), AEMETIS FACILITY KEYES, INC., a Delaware corporation and successor-in-interest to Keyes Facility Acquisition Corp., a Delaware corporation (“Keyes Facility”, together with AEAFK, the “Borrowers”), AEMETIS, INC. (formerly known as AE Biofuels, Inc.), a Nevada corporation (“Parent”), and (ii) THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent for the Noteholders (“Administrative Agent”), THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND - INSIGHT FUND (“TEC Insight Fund Purchaser”) and SPROTT PC TRUST (“Sprott PC Trust Purchaser”, and together with TEC Insight Fund Purchaser, “Noteholders”).

RECITALS

A. The Borrowers, Administrative Agent and Noteholders entered into the Amended and Restated Note Purchase Agreement dated as of July 6, 2012, as amended by a Limited Waiver and Amendment No.1 to Amended and Restated Note Purchase Agreement dated as of October 18, 2012, as amended by a Limited Waiver and Amendment No. 2 to Amended and Restated Note Purchase Agreement dated as of February 27, 2013, as amended by a Limited Waiver and Amendment No. 3 to Amended and Restated Note Purchase Agreement dated as of April 15, 2013, as amended by an Amendment No. 4 to Amended and Restated Note Purchase Agreement dated as of April 19, 2013, as amended by a Limited Waiver and Amendment No. 5 to Amended and Restated Note Purchase Agreement dated as of July 26, 2013, as amended by a Limited Waiver and Amendment No. 6 to Amended and Restated Note Purchase Agreement dated as of September 30, 2013 (as the same may be amended, restated, supplemented, revised or replaced from time to time, the “Agreement”).  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B. The Borrowers have requested, and the Administrative Agent and Noteholders have agreed, to amend the Agreement on the terms and conditions contained herein.

AGREEMENT

SECTION 1.                      Reaffirmation of Indebtedness.  The Borrowers hereby confirm that as of May 1, 2014 and before giving effect to this Amendment, the outstanding principal balance of the Notes is $56,186,455.40.

SECTION 2.                      Limited Waiver.  Subject to the terms, covenants and conditions of this Amendment, Administrative Agent hereby waives the following Events of Default which have occurred:

(A)           the requirements set forth in Section 6.3(cc) of the Agreement that required the Borrowers to cause the Common Shares to be listed for trading either on the New York Stock Exchange, the NYSE MKT or on a comparable public market acceptable to the Administrative Agent no later than December 31, 2013;

(B)           the payment of the following Distributions to Related Parties in breach of Sections 6.4(f) and 6.4(j) of the Agreement since October 28, 2013: $652,936 to McAfee Capital and $325,906 in respect of directors fees; and

(C)           the action against the Parent by UBS Securities LLC in connection with UBS Securities LLC v. Aemetis, Inc. (Civil Action No. 12  Civ. 06359 (RA), United States District Court for the Central District of California) and related judgment but only so long as the Borrowers resolve the underlying claim by July 31, 2014.

Except as expressly provided herein, nothing contained herein shall be construed as a waiver by Administrative Agent or Noteholders of any covenant or provision of the Agreement, the other Note Purchase Documents, or of any other contract or instrument among the Borrowers, any Company Party, Noteholders and Administrative Agent, and the failure of Administrative Agent or Noteholders at any time or times hereafter to require strict performance by the Borrowers or any Company Party of any provision thereof shall not waive, affect or diminish any right of Administrative Agent or Noteholders to thereafter demand strict compliance therewith.  Administrative Agent and Noteholders hereby reserve all rights granted under the Agreement, the Note Purchase Documents and any other contract or instrument among the Borrowers, any Company Party, Noteholders and Administrative Agent.

SECTION 3.                      Amendments.  The following sections of the Agreement shall be and hereby are amended as follows:

(A)           Recitals Part of Agreement.  The foregoing recitals are hereby incorporated into and made a part of the Agreement, including all defined terms referenced therein.

(B)           Section 1.1 (Definitions).

(1)           Section 1.1 of the Agreement is hereby amended by substituting and adding the following definitions in lieu of or in addition to the versions of such terms and related definitions contained in the Agreement, as applicable, in the appropriate alphabetical order:

“Acquisition Notes” means, collectively, the amended and restated notes in the original principal amount of $16,335,733.96 issued by the Borrowers made payable to the Noteholders, together with all other notes accepted from time to time in substitution, renewal or replacement for all or any part thereof.

“Acquisition Notes Stated Maturity Date” means July 1, 2015.

“Existing Notes” means, collectively, the amended and restated notes in the original principal amount of $7,443,536.22 issued by the Borrowers made payable to the Noteholders, together with all other notes accepted from time to time in substitution, renewal or replacement for all or any part thereof.

“Existing Notes Interest Rate” means 14% per annum.

“Existing Notes Stated Maturity Date” means July 1, 2015.

“Financing” means, collectively, (i) the issuance and sale by the Borrowers of $7,443,536.22 aggregate original principal amount of Existing Notes pursuant to this Agreement, (ii) the issuance and sale by the Borrowers of $16,335,733.96 aggregate original principal amount of Acquisition Notes pursuant to this Agreement, (iii) the issuance and sale by the Borrowers of up to $24,066,784.51 aggregate original principal amount of Revolving Notes (plus (A) any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1) and (B) any portion of the Monitoring Fee added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(5)), pursuant to this Agreement and (iv) the issuance and sale by the Borrowers of $10,340,400.71 aggregate original principal amount of Revenue Participation Notes pursuant to this Agreement and (iv) the entry into by the parties thereto of the other transactions contemplated by the Financing Documents.

“Free Cash Flow” means, for any period, the Borrowers’ Consolidated Net Income for such period, increased by the sum of (without duplication) the aggregate amount of depreciation and amortization expense for such period, to the extent deducted in determining Consolidated Net Income for such period, and decreased by the aggregate amount of Unfunded Capital Expenditures made by the Borrowers in cash during such period to the extent approved by the Administrative Agent.

“Monitoring Fee” means a monthly monitoring fee payable in advance by the Borrowers to the Administrative Agent on January 1, 2015 and on the first day of each month thereafter through and including June 1, 2015 in the initial amount of $100,000 per month, such amount to increase by an additional $50,000 each month thereafter.

“Non-Revolving Portion” means the Fifth Amendment and Waiver Fee Advance, the Sixth Amendment Waiver and Fee Advance, the Seventh Amendment and Waiver Fee Advance and the Monitoring Fee Advance (together with any PIK Amounts added to the Revolving Notes) in the aggregate principal amount, inclusive of PIK Amounts as of May 1, 2014, of $6,066,784.51.

“Principal Waterfall” means the order in which payments are applied to the principal outstanding under the Notes, as follows: (i) first, to the components of the Non-Revolving Portion of the Revolving Notes (A) the unpaid principal amount of $886,440.69 of the Revolving Notes issued in respect of the Fifth Amendment and Waiver Fee Advance in the original principal amount of $4,500,000, (B) the portion of the Revolving Notes issued in respect of the Sixth Amendment and Waiver Fee Advance in the original principal amount of $500,000, (C) the portion of the Revolving Notes issued in respect of the Seventh Amendment and Waiver Fee Advance in the original principal amount of $2,000,000, (D) if applicable, the portion of the Revolving Notes issued in respect of any portion of the Monitoring Fee added to the outstanding principal amount of the Revolving Notes and (E) any PIK Amounts added to the principal amount of the Revolving Notes in accordance with Section 2.11(1) of the Agreement), (ii) second, to the Existing Notes, (iii) third, to the Acquisition Notes, (iv) fourth, to the Revenue Participation Notes and (v) fifth, to the Revolving Portion of Revolving Notes.

    “Revenue Participation Notes” means, collectively, the amended and restated notes in the original principal amount of $10,340,400.71 issued by the Borrowers made payable to the Noteholders, together with all other notes accepted from time to time in substitution, renewal or replacement for all or any part thereof.

“Revenue Participation Stated Notes Maturity Date” means July 1, 2015.

“Revolving Notes Stated Maturity Date” means July 1, 2015.

“Revolving Notes” means, collectively, the amended and restated notes in the original principal amount of $24,066,784.51 issued by the Borrowers made payable to the Noteholders, together with all other notes accepted from time to time in substitution, renewal or replacement for all or any part thereof.

“Subsequent Closing” means, at the option of the Borrowers, one or more Closings for the purchase and sale of Revolving Notes following the First Closing, in each case as contemplated herein, provided that no more than $24,066,784.51 principal amount of Revolving Notes (plus (i) any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1) and (ii) any portion of the Monitoring Fee added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(5)), shall be issued and outstanding at any time.

(2)           The defined term “Special Advances” is hereby deleted.

(C)           Section 2.3 (Creation and Issuance of the  Notes). Section 2.3 of the Agreement is deleted in its entirety and replaced with the following:

“2.3           Creation and Issuance of the Notes.                                                                   The Borrowers hereby create and authorize the Notes for issuance in the aggregate original principal amount of up to $58,186,455.40 (plus (i) any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1) and (ii) any portion of the Monitoring Fee added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(5)).  The Notes shall be dated as of their applicable Issue Date (including all replacement certificates issued in accordance with this Agreement) and will become due and payable, together with all accrued and unpaid interest thereon, on the Maturity Date.  Other than the Revolving Portion of the Revolving Notes, which may be re-issued once redeemed, neither the Non-Revolving Portion of the Revolving Notes nor any other Notes, may be re-issued once redeemed.”

(D)           Section 2.4 (Subsequent Closings and Revolving Notes).  Section 2.4 of the Agreement is deleted in its entirety and replaced with the following:

“2.4           Subsequent Closings and Revolving Notes.                                                                              Subject to the terms and conditions set forth in Section 2.2, on and after the date of this Agreement and upon written notice by the Borrowers to the Administrative Agent of not less than ten Business Days in substantially the form attached hereto as Exhibit B (each, a “Revolving Loan Request”), the Borrowers, jointly and severally, agree to issue Revolving Notes in an aggregate amount not to exceed at any time outstanding the amount identified in the Allocation Notice; provided, however, that (i) after giving effect to any outstanding Revolving Notes, the aggregate principal amount of all outstanding Revolving Notes shall not exceed $24,066,784.51 (plus (A) any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1) and (B) any portion of the Monitoring Fee added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(5)), (ii) $886,440.69 of the Revolving Notes may only be used by the Borrowers to pay certain cash portions of the Fifth Amendment and Waiver Fees (the “Fifth Amendment and Waiver Fee Advance”), (iii) $500,000 of the Revolving Notes may only be used by the Borrowers to pay the cash portion of the Sixth Amendment and Waiver Fee (the “Sixth Amendment and Waiver Fee Advance”), (iv) $2,000,000 of the Revolving Notes may only be used by the Borrowers to pay the Seventh Amendment and Waiver Fee (the “Seventh Amendment and Waiver Fee Advance”), (v) up to $1,350,000 of the Revolving Notes may only be used by the Borrowers to pay the Monitoring Fee pursuant to Section 2.11(5) (the “Monitoring Fee Advance”) and (vi) once the portion of the Revolving Notes representing the Fifth Amendment and Waiver Fee Advance, the Sixth Amendment and Waiver Fee Advance, the Seventh Amendment and Waiver Fee Advance and the Monitoring Fee Advance, together with any accrued but unpaid PIK Amounts thereon, have been redeemed, such amounts shall not be re-issued.  The aggregate principal amount of any new Revolving Notes issued at any Subsequent Closing must be at least $500,000 and in increments of $100,000. At each Subsequent Closing, the Borrowers shall deliver an officer’s certificate to the Administrative Agent and such other evidence reasonably acceptable to the Administrative Agent that the conditions precedent set forth in Section 2.2 have been met.  The proposed use of proceeds in each Revolving Loan Request shall be acceptable to the Administrative Agent in its reasonable discretion.”

(E)           Section 2.11(5) (Monitoring Fee).  A new Section 2.11(5) is hereby added to the Agreement as follows:

“So long as no Default or Event of Default has occurred and is continuing, on any date on which the Monitoring Fee is due, the Borrowers may elect by written notice on or prior to such date to add the Monitoring Fee then due to the outstanding principal amount of the Revolving Notes.”

        (F)           Section 4.1(1) (Mandatory Tiered Redemption of Notes).  Section 4.1(1) of the Agreement is hereby amended and restated as follows:

“(1)           On each Business Day, the Borrowers shall transfer (or cause to transfer) funds to the Administrative Agent in an amount equal to the sum of (i) 100% of cash deposits received by the Borrowers from operating activities from the immediately preceding Business Day and (ii) 100% of cash deposits received by the Borrowers from any California Energy Commission grants or the Program from the immediately preceding Business Day (“Daily Cash Flow Sweeps”).  So long as no Event of Default has occurred and is continuing, amounts received by the Administrative Agent from the Borrowers in respect of the Daily Cash Flow Sweeps will be paid as follows: (i) up to $88,000 per day to the Borrowers, in order to meet operating expenses (the “Operating Payment”) (provided, however, that no portion of any  Operating Payment shall be used by the Borrowers to pay any Distribution, including payments to any Restricted Party, without the prior written consent of the Administrative Agent); (ii) any amounts in excess of the Operating Payment to be held by the Administrative Agent for application on each Interest Payment Date to, the accrued but unpaid interest for the immediately preceding month; (iii) the balance, if any after payment of the Operating Payment and interest, to a separate operating deposit account in the name of AEAFK (the “Excess Sweep Account”) that is subject to a deposit account control agreement in favor of the Administrative Agent. Amounts in the Excess Sweep Account may only be used for reasonable working capital and general corporate purposes, capital expenditures, and redemption of the outstanding principal of the Notes in accordance with the Principal Waterfall, subject to the prior written consent of the Administrative Agent.”

(G)           Section 6.1(e) (Weekly Reporting).  Section 6.1(e) of the Agreement is hereby amended and restated as follows:

“(e)           Weekly Reporting.  As soon as available and in any event by the first Business Day following each week, a weekly cash flow budget, variance analysis to budget, expense listing (to list all expenses due and payable for the week) and report of amounts on deposit with Kinergy Marketing LLC, in each case, in form and substance satisfactory to the Administrative Agent, together with such other reports reasonably requested by Administrative Agent.”

(H)           Section 6.2(a) (Financial Covenants).  Section 6.2(a) of the Agreement is hereby amended and restated as follows:

“(a)           Free Cash Flow.  Commencing with the Fiscal Quarter ending June 30, 2014, the Parent shall maintain trailing Free Cash Flow, tested as at the last day of each Fiscal Quarter of not less than $2,000,000 per Fiscal Quarter.”

SECTION 4.                      Conditions to Effectiveness.  This Amendment shall be effective only upon and subject to satisfaction of the following conditions precedent:

(A)           Administrative Agent shall have received this Amendment duly executed by the parties hereto.

(B)           Administrative Agent shall have received a waiver and amendment fee consisting of $2,000,000 that shall be added to the outstanding principal balance of the Revolving Notes on the effective date of this Amendment (the “Seventh Amendment and Waiver Fee”), which Seventh Amendment and Waiver Fee shall be deemed fully earned and nonrefundable.

(C)           Administrative Agent shall have received a Sixth Amended and Restated Revolving Note for Sprott PC Trust Purchaser duly executed by the Borrowers in the original principal amount of $19,253,427.61.

(D)           Administrative Agent shall have received a Seventh Amended and Restated Revolving Note for TEC Insight Fund Purchaser duly executed by the Borrowers in the original principal amount of $4,813,356.90.

(E)           Administrative Agent shall have received a Second Amended and Restated Existing Note for Sprott PC Trust Purchaser duly executed by the Borrowers in the original principal amount of $5,841,663.23.

(F)           Administrative Agent shall have received a Second Amended and Restated Existing Note for TEC Insight Fund Purchaser duly executed by the Borrowers in the original principal amount of $1,601,872.99.

(G)           Administrative Agent shall have received an Amended and Restated Acquisition Note for Sprott PC Trust Purchaser duly executed by the Borrowers in the original principal amount of $13,563,393.81.

(H)           Administrative Agent shall have received an Amended and Restated Acquisition Note for TEC Insight Fund Purchaser duly executed by the Borrowers in the original principal amount of $2,772,340.15.

(I)           Administrative Agent shall have received an Amended and Restated Revenue Participation Note for Sprott PC Trust Purchaser duly executed by the Borrowers in the original principal amount of $7,915,453.91.

(J)           Administrative Agent shall have received an Amended and Restated Revenue Participation Note for TEC Insight Fund Purchaser duly executed by the Borrowers in the original principal amount of $2,424,946.80.

(K)           Administrative Agent shall have received a Reaffirmation of Unconditional Personal Guaranty, duly executed by the Chairman.

(L)           Administrative Agent shall have received a Reaffirmation of Guaranty, duly executed by the Company Parties (other than the Borrowers).

(M)           Administrative Agent shall have received a Reaffirmation of Guaranty, duly executed by McAfee Capital, LLC.

(N)           Administrative Agent shall have received a certificate of a Senior Officer of the Parent and each Borrower certifying (1) that no change has occurred to the Organizational Documents of such Person since certified copies thereof were previously delivered to the Administrative Agent and (2) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of each such Person authorizing the execution, delivery and performance of the Note Purchase Documents to which such Person is a party delivered in connection with this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force.

(O)           Administrative Agent shall have performed and complied with all of the covenants and conditions required by this Amendment and the Note Purchase Documents to be performed and complied with upon the effective date of this Amendment.

(P)           Administrative Agent shall have received evidence that the Borrowers have paid by wire transfer the reasonable fees and expenses of Administrative Agent’s outside legal counsel in connection with the preparation of the Amendment, previous amendments and other matters regarding the Agreement.

(Q)           Administrative Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as Administrative Agent may reasonably request.

Each Borrower acknowledges and agrees that the failure to perform, or to cause the performance of, the foregoing covenants and agreements will constitute an Event of Default under the Agreement and Administrative Agent and Noteholders shall have the right to demand the immediate repayment in full in cash of all outstanding Indebtedness owing to Administrative Agent and Noteholders under the Agreement, the Notes and the other Note Purchase Documents.  In consideration of the foregoing and the transactions contemplated by this Amendment, each Borrower hereby (a) ratifies and confirms all of the obligations and liabilities of such Borrower owing pursuant to the Agreement and the other Note Purchase Documents, and (b) agrees to pay all costs, fees and expenses of Administrative Agent and Noteholders in connection with this Amendment.

SECTION 5.                      Agreement in Full Force and Effect as Amended.  Except as specifically amended or waived hereby, the Agreement and other Note Purchase Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Note Purchase Document or any right, power or remedy of Administrative Agent or Noteholders thereunder, nor constitute a waiver of any provision of the Agreement or any other Note Purchase Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the execution date of this Amendment or as a result of performance hereunder or thereunder.  This Amendment shall not preclude the future exercise of any right, remedy, power, or privilege available to Administrative Agent or Noteholders whether under the Agreement, the other Note Purchase Documents, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  This Amendment shall not constitute a novation or satisfaction and accord of the Agreement or any other Note Purchase Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Agreement and Note Purchase Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Note Purchase Documents to “the Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 6.                      Representations.  Each of the Parent and the Borrowers hereby represents and warrants to Administrative Agent and Noteholders as of the execution date of this Amendment as follows:  (A) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (B) the execution, delivery and performance by it of this Amendment and all other Note Purchase Documents executed and delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Entity or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Note Purchase Documents executed and delivered in connection herewith by or against it; (D) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) after giving effect to this Amendment, it is not in default under the Agreement or any other Note Purchase Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (G) the representations and warranties contained in the Agreement and the other Note Purchase Documents are true and correct in all material respects as of the execution date of this Amendment as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 7. Miscellaneous.

(A)           This Amendment may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile or scanned signature and that it accepts the facsimile or scanned signature of each other party.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.  The use of the word “including” in this Amendment shall be by way of example rather than by limitation.  The use of the words “and” or “or” shall not be inclusive or exclusive.

(B)           This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Borrowers and Administrative Agent.  This Amendment shall be considered part of the Agreement and shall be a Note Purchase Document for all purposes under the Agreement and other Note Purchase Documents.

(C)           This Amendment, the Agreement and the Note Purchase Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)           Neither the Parent nor any Borrower may assign, delegate or transfer this Amendment or any of their rights or obligations hereunder.  No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Borrowers or any Company Party.  Nothing contained in this Amendment shall be construed as a delegation to Administrative Agent or Noteholders of the Borrowers or any Company Party’s duty of performance, including any duties under any account or contract in which Administrative Agent or Noteholders have a security interest or lien.  This Amendment shall be binding upon the Borrowers, the Parent and their respective successors and assigns.

(F)           All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Administrative Agent or Noteholders shall affect such representations or warranties or the right of Administrative Agent or Noteholders to rely upon them.

(G)           THE BORROWERS AND THE PARENT ACKNOWLEDGE THAT SUCH PERSON’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ADMINISTRATIVE AGENT OR ANY NOTEHOLDER.  THE BORROWERS AND THE PARENT HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE ADMINISTRATIVE AGENT AND EACH NOTEHOLDER AND THEIR RESPECTIVE PREDECESSORS, ADMINISTRATIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH PERSON MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER NOTE PURCHASE DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

{Signatures appear on following pages.}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first noted above.

BORROWERS:

AEMETIS ADVANCED FUELS KEYES, INC.

By:  /s/ Eric A. McAfee

Name:  Eric A. McAfee

Title:    Chief Executive Officer

AEMETIS FACILITY KEYES, INC.

By:  /s/ Eric A. McAfee

Name:  Eric A. McAfee

Title:    Chief Executive Officer

PARENT:

AEMETIS, INC.

By:  /s/ Eric A. McAfee

Name:  Eric A. McAfee

Title:    Chief Executive Officer

Signature Page to Limited Waiver and Amendment No. 7

ADMINISTRATIVE AGENT:

THIRD EYE CAPITAL CORPORATION

By:  /s/Arif N. Bhalwani

Name: Arif N. Bhalwani

Title: Managing Director

By:  /s/ David Alexander

Name:  David Alexander

Title: Managing Director

NOTEHOLDERS:

SPROTT ASSET MANAGEMENT GP INC., in its capacity as general partner of SPROTT ASSET MANAGEMENT L.P., in its capacity as Manager of SPROTT PC TRUST

By:  /s/ Steve Rostowsky____________________
Name:  Steve Rostowsky

Title:    CFO

THIRD EYE CAPITAL CREDIT OPPORTUNITIES S.ar.l, it its capacity as Managing General Partner of THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND – INSIGHT FUND

By:  /s/                       Richard Goddard
Name:  Richard Goddard

Title:    Manager

By:  /s/ Robert L. DeNormandie
Name:  Robert L. DeNormandie

Title:    Manager

Signature Page to Limited Waiver and Amendment No. 7